UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, NW Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, Zep Inc. (the “Company”) announced the promotion of Mr. Jeffrey L. Fleck to Senior Vice President of Operations and Chief Supply Chain Officer.  In connection with Mr. Fleck’s promotion, he received a one-time equity award of 14,917 shares of restricted stock valued at $250,000.  The restricted stock will vest in full on February 4, 2018.  Other terms and conditions of the award are equivalent to restricted stock awards previously received by Mr. Fleck as described in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on November 20, 2014 (the “Proxy Statement”).  The remainder of Mr. Fleck’s compensation and benefits, as previously disclosed in the Proxy Statement, remain unchanged.

Item 8.01.                                        Other Events.

On February 4, 2015, the Company also announced the appointment of Mr. Robert P. Collins to the position of Senior Vice President and Chief Administrative Officer and the promotion of Mr. Steven E. Nichols to the position of Senior Vice President and Chief Commercial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: February 9, 2015	/s/ Jill A. Gilmer
Jill A. Gilmer
Corporate Secretary

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